Exhibit 99.1

Enova Reports Second Quarter 2019 Results

- Second quarter 2019 revenue grew 13% compared to a year ago to $286 million, and adjusted earnings per share and adjusted EBITDA grew 37% and 16%, respectively

- Compared to a year ago, second quarter 2019 line of credit revenue grew 39% to $111 million, and installment loan and receivables purchase agreement revenue grew 12% to $138 million

- Total combined loans and finance receivables outstanding grew 19% year-over-year to over $1 billion at the end of the second quarter, driven by a 46% increase in line of credit receivables and a 19% increase in near-prime installment loan receivables

CHICAGO, July 25, 2019 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the quarter ended June 30, 2019.

"We are pleased to report another quarter of solid financial results that exceeded our expectations on both the top and bottom line," said David Fisher, Enova's CEO. "Our strong financial performance was driven by solid demand, stable credit, and efficient marketing spend. We continue to demonstrate our ability to produce sustainable and profitable growth and our second quarter results further validate this balanced approach. We are excited about our ability to deliver meaningful returns as we leverage our diversified product offerings, proven tech and analytics, and diversified funding model."

Second Quarter 2019 Summary

  Total revenue of $286 million in the second quarter of 2019 increased 13% from $253 million in the second quarter of 2018.
  Gross profit margin was 51.6% in the second quarter of 2019, compared to 52.0% in the second quarter of 2018.
  Net income of $25 million, or $0.73 per diluted share, in the second quarter of 2019 increased from $18 million, or $0.52 per diluted share, in the second quarter of 2018.
  Second quarter 2019 adjusted EBITDA of $58 million, a non-GAAP measure, increased from $50 million in the second quarter of 2018.
  Adjusted earnings of $28 million, or $0.81 per diluted share, a non-GAAP measure, in the second quarter of 2019 increased from adjusted earnings of $21 million, or $0.59 per diluted share, in the second quarter of 2018.

"Second quarter performance reflects the strength and diversification of our businesses and our ability to consistently deliver financial results that meet or exceed our expectations," said Steve Cunningham, CFO of Enova. "Our results were driven by a 19% year-over-year increase in total company combined loan and finance receivables balances, credit performance improvement, continued cost discipline, and a declining cost of funds. We are increasing our profit guidance for the full year and are optimistic about our ability to generate meaningful growth and profitability for the remainder of 2019 and beyond."

Enova ended the second quarter of 2019 with unrestricted cash and cash equivalents of $66 million. As of June 30, 2019, the company had total debt outstanding of $786 million, which included $109 million outstanding under Enova's $350 million securitization facilities. During the second quarter, Enova generated $194 million of cash flow from operations.

Outlook

For the third quarter of 2019, Enova expects total revenue of $320 million to $340 million, GAAP diluted earnings per share of $0.62 to $0.84, adjusted EBITDA of $55 million to $65 million and adjusted earnings per share of $0.70 to $0.92. For the full year 2019, Enova now expects total revenue of $1.26 billion to $1.30 billion, GAAP diluted earnings per share of $3.13 to $3.57, adjusted EBITDA of $250 million to $270 million and adjusted earnings per share of $3.50 to $3.94.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, July 25th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until August 1, 2019, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10133482.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since both revenue and cost of revenue are impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for lease termination and cease-use costs and losses on early extinguishment of debt shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	June 30,		December 31,
	2019	2018	2018
Assets
Cash and cash equivalents(1)	$65,503	$47,414	$52,917
Restricted cash(1)	22,962	28,863	24,342
Loans and finance receivables, net(1)	892,582	750,131	859,946
Income taxes receivable	12,693	3,006	28,914
Other receivables and prepaid expenses(1)	34,459	25,373	29,983
Property and equipment, net	52,878	47,752	49,553
Operating lease right-of-use assets	20,813	—	—
Goodwill	267,013	267,013	267,013
Intangible assets, net	2,720	3,790	3,255
Other assets(1)	11,844	9,862	12,262
Total assets	$1,383,467	$1,183,204	$1,328,185
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses(1)	$118,195	$72,406	$89,317
Operating lease liabilities	37,696	—	—
Deferred tax liabilities, net	35,619	14,322	33,171
Long-term debt(1)	785,504	762,831	857,929
Total liabilities	977,014	849,559	980,417
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 35,671,114, 34,633,819 and 34,856,553 shares issued and 33,989,158, 34,145,146 and 33,584,606 outstanding as of June 30, 2019 and 2018 and December 31, 2018, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	56,910	39,335	48,175
Retained earnings	396,149	312,440	336,415
Accumulated other comprehensive loss	(14,774)	(10,905)	(13,805)
Treasury stock, at cost (1,681,956, 488,673 and 1,271,947 shares as of June 30, 2019 and 2018 and December 31, 2018, respectively)	(31,832)	(7,225)	(23,017)
Total stockholders' equity	406,453	333,645	347,768
Total liabilities and stockholders' equity	$1,383,467	$1,183,204	$1,328,185

(1)	Includes amounts in wholly owned, bankruptcy-remote special purpose subsidiaries ("VIEs") presented separately in the table below.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

The following table presents the aggregated assets and liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheets above. The assets in the table below may only be used to settle obligations of consolidated VIEs and are in excess of those obligations.

	June 30,		December 31,
	2019	2018	2018
Assets of consolidated VIEs, included in total assets above
Cash and cash equivalents	$420	$—	$210
Restricted cash	20,796	21,744	22,168
Loans and finance receivables, net (includes allowance for losses of $31,522, $21,019 and $27,255 as of June 30, 2019 and 2018 and December 31, 2018, respectively)	306,322	236,953	318,961
Other receivables and prepaid expenses	6,671	8	2,712
Other assets	2,530	132	2,544
Total assets	$336,739	$258,837	$346,595
Liabilities of consolidated VIEs, included in total liabilities above
Accounts payable and accrued expenses	$2,410	$1,489	$3,087
Long-term debt	171,931	176,928	223,368
Total liabilities	$174,341	$178,417	$226,455

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$285,700	$253,301	$578,883	$507,599
Cost of Revenue	138,297	121,494	277,342	230,047
Gross Profit	147,403	131,807	301,541	277,552
Expenses
Marketing	31,904	29,386	55,566	57,122
Operations and technology	32,411	27,195	62,011	52,733
General and administrative	28,876	28,295	58,449	55,216
Depreciation and amortization	3,942	3,837	8,126	7,675
Total Expenses	97,133	88,713	184,152	172,746
Income from Operations	50,270	43,094	117,389	104,806
Interest expense, net	(18,115)	(19,355)	(37,615)	(39,028)
Foreign currency transaction loss	(38)	(204)	(181)	(2,292)
Loss on early extinguishment of debt	—	—	(2,321)	(4,710)
Income before Income Taxes	32,117	23,535	77,272	58,776
Provision for income taxes	7,054	5,310	17,192	12,653
Net Income	$25,063	$18,225	$60,080	$46,123
Earnings Per Share:
Earnings per common share:
Basic	$0.74	$0.54	$1.78	$1.36
Diluted	$0.73	$0.52	$1.74	$1.32
Weighted average common shares outstanding:
Basic	33,826	33,984	33,660	33,821
Diluted	34,469	35,371	34,451	34,966

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows provided by operating activities	$414,759	$295,716
Cash flows used in investing activities
Loans and finance receivables	(308,231)	(276,550)
Property and equipment additions	(10,907)	(7,065)
Other investing activities	2	42
Total cash flows used in investing activities	(319,136)	(283,573)
Cash flows used in financing activities	(83,826)	(33,599)
Effect of exchange rates on cash, cash equivalents and restricted cash	(591)	(411)
Net increase in cash, cash equivalents and restricted cash	11,206	(21,867)
Cash, cash equivalents and restricted cash at beginning of year	77,259	98,144
Cash, cash equivalents and restricted cash at end of period	$88,465	$76,277

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,
	2019	2018	$ Change	% Change
Domestic:
Revenue	$254,205	$213,638	$40,567	19.0%
Cost of revenue	121,369	102,206	19,163	18.7
Gross profit	$132,836	$111,432	$21,404	19.2
Gross profit margin	52.3%	52.2%	0.1%	0.2%
International:
Revenue	$31,495	$39,663	$(8,168)	(20.6)%
Cost of revenue	16,928	19,288	(2,360)	(12.2)
Gross profit	$14,567	$20,375	$(5,808)	(28.5)
Gross profit margin	46.3%	51.4%	(5.1)%	(9.9)%
Total:
Revenue	$285,700	$253,301	$32,399	12.8%
Cost of revenue	138,297	121,494	16,803	13.8
Gross profit	$147,403	$131,807	$15,596	11.8
Gross profit margin	51.6%	52.0%	(0.4)%	(0.8)%

	Six Months Ended June 30,
	2019	2018	$ Change	% Change
Domestic:
Revenue	$512,193	$426,604	$85,589	20.1%
Cost of revenue	235,240	190,319	44,921	23.6
Gross profit	$276,953	$236,285	$40,668	17.2
Gross profit margin	54.1%	55.4%	(1.3)%	(2.3)%
International:
Revenue	$66,690	$80,995	$(14,305)	(17.7)%
Cost of revenue	42,102	39,728	2,374	6.0
Gross profit	$24,588	$41,267	$(16,679)	(40.4)
Gross profit margin	36.9%	51.0%	(14.1)%	(27.6)%
Total:
Revenue	$578,883	$507,599	$71,284	14.0%
Cost of revenue	277,342	230,047	47,295	20.6
Gross profit	$301,541	$277,552	$23,989	8.6
Gross profit margin	52.1%	54.7%	(2.6)%	(4.8)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended June 30, 2019 and 2018.

Three Months Ended June 30,	2019	2018	Change
Cost of revenue	$138,297	$121,494	$16,803
Charge-offs (net of recoveries)	123,684	111,785	11,899
Average combined loans and finance receivables, gross:
Company owned(a)	994,887	840,077	154,810
Guaranteed by Enova(a)(b)	21,486	28,138	(6,652)
Average combined loans and finance receivables, gross (a)(c)	$1,016,373	$868,215	$148,158
Ending combined loans and finance receivables, gross:
Company owned	$1,047,762	$871,915	$175,847
Guaranteed by Enova(b)	21,463	28,681	(7,218)
Ending combined loans and finance receivables, gross (c)	$1,069,225	$900,596	$168,629
Ending allowance and liability for losses	$156,906	$123,876	$33,030
Combined originations (d)	$615,309	$599,280	$16,029

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	13.6%	14.0%	(0.4)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	12.2%	12.9%	(0.7)%
Gross profit margin	51.6%	52.0%	(0.4)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	14.7%	13.8%	0.9%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income	$25,063	$18,225	$60,080	$46,123
Adjustments:
Lease termination and cease-use costs(a)	—	—	726	—
Loss on early extinguishment of debt(b)	—	—	2,321	4,710
Intangible asset amortization	267	268	535	535
Stock-based compensation expense	3,323	2,834	6,397	5,267
Foreign currency transaction loss	38	204	181	2,292
Cumulative tax effect of adjustments	(843)	(777)	(2,362)	(2,756)
Discrete tax adjustments(c)	—	—	(141)	—

Adjusted earnings	$27,848	$20,754	$67,737	$56,171

Diluted earnings per share	$0.73	$0.52	$1.74	$1.32

Adjusted earnings per share	$0.81	$0.59	$1.97	$1.61

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income	$25,063	$18,225	$60,080	$46,123
Depreciation and amortization expenses	3,942	3,837	8,126	7,675
Interest expense, net	18,115	19,355	37,615	39,028
Foreign currency transaction loss	38	204	181	2,292
Provision for income taxes	7,054	5,310	17,192	12,653
Stock-based compensation expense	3,323	2,834	6,397	5,267
Adjustments:
Lease termination and cease-use costs(a)	—	—	370	—
Loss on early extinguishment of debt(b)	—	—	2,321	4,710

Adjusted EBITDA	$57,535	$49,765	$132,282	$117,748

Adjusted EBITDA margin calculated as follows:
Total Revenue	$285,700	$253,301	$578,883	$507,599
Adjusted EBITDA	57,535	49,765	132,282	117,748
Adjusted EBITDA as a percentage of total revenue	20.1%	19.6%	22.9%	23.2%

(a)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(b)

In the first quarter of 2019 and the first quarter of 2018, the Company recorded losses on early extinguishment of debt of $2.3 million ($1.8 million net of tax) and $4.7 million ($3.7 million net of tax), respectively, related to the repurchase of $44.1 million principal amount of securitization notes and the repurchase of $50.0 million principal amount of senior notes .

(c)	In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA and Earnings Per Share For 2019

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure and diluted income per share to adjusted earnings per share, a non-GAAP measure:

	Estimated Results
	Three Months Ended September 30, 2019
	Low	High
	Unaudited
Income from operations	$47,400	$57,400
Depreciation and amortization	4,300	4,300
Stock-based compensation expense	3,300	3,300
Adjusted EBITDA	$55,000	$65,000

	Estimated Results
	Year Ended December 31, 2019
	Low	High
	Unaudited
Income from operations	$219,900	$239,900
Depreciation and amortization	16,900	16,900
Stock-based compensation expense	13,200	13,200
Adjusted EBITDA	$250,000	$270,000

	Estimated Results
	Three Months Ended September 30, 2019
	Low	High
	Unaudited
Diluted income per share	$0.62	$0.84
Adjustments:
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.10	0.10
Cumulative tax effect of adjustments	(0.03)	(0.03
Adjusted earnings per share	$0.70	$0.92

	Estimated Results
	Year Ended December 31, 2019
	Low	High
	Unaudited
Diluted income per share	$3.13	$3.57
Adjustments:
Loss on early extinguishment of debt	0.07	0.07
Intangible asset amortization	0.03	0.03
Stock-based compensation expense	0.38	0.38
Lease termination and cease-use costs	0.01	0.01
Foreign currency transaction loss	0.01	0.01
Cumulative tax effect of adjustments	(0.13)	(0.13)
Adjusted earnings per share	$3.50	$3.94

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com; Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com